Exhibit 99.1

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SECURITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS INVESTMENT IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK; IT IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY TN THIS INVESTMENT. THERE IS NO PUBLIC MARKET FOR THE SECURITIES.

THE SECURITIES HEREBY OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION PROVIDED TN SECTIONS 4(2), AND 4(6) OF THAT ACT AND REGULATIONS PROMULGATED THEREUNDER

SUBSCRIPTION AGREEMENT

FOR

THE ENLIGHTENED GOURMET, INC. SERIES B CONVERTIBLE REDEEMABLE

PREFERRED STOCK

The Enlightened Gourmet, Inc.,

236 Centerbrook Road

Hamden, CT 96518

Gentlemen:

I subscribe for and agree to purchase                                             shares of Series B Convertible Redeemable Preferred Stock of The Enlightened Gourmet, Inc., a Nevada corporation (“Issuer”), at a price of $20.00 per share (the “Securities”). I and the Issuer agree as follows.

1.

My Representations and Warranties. I understand that the Securities are being offered and sold in reliance upon certain exemptions from the securities registration provisions of the Securities Act of 1933, as amended, and offering exemptions of the securities acts of the states in which Securities may be offered. For the purposes of those exemptions and/or qualifications to the extent applicable, and knowing that you will rely upon the statements made herein for such exemptions and in determining my suitability as an investor, I represent and warrant to you that:

a.

The offering of Securities was made only through direct, personal contact between me and an officer or agent of the Issuer;

b.

The Issuer has made available to me either by delivery or by access to the Securities and Exchange Commission’s EDGAR web site the Issuer’s reports made under the Securities and Exchange Act of 1934;

c.

I understand that the Issuer will rely on the accuracy and completeness of the information set forth herein in complying with its obligations under applicable state and federal securities statutes and regulations;

d.

I have been advised that the Securities have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with any state securities regulatory agency and understand that the Securities are being offered in reliance upon certain exemptions from registration under applicable state and federal securities statutes;

e.

I have had an opportunity to ask questions of, and receive answers to those questions, from officers and employees of the Issuer, concerning the terms and condition of the offering, and the proposed business of the Issuer, and all such questions have been answered to my full satisfaction;

f.

I have been advised that an investment in the Securities will involve a high degree of risk and that there are no assurances that I will recover my investment or receive any return on my investment at any time;

g.

I have been advised that a purchaser of the Securities must be prepared to bear the economic risks of such an investment for an indefinite period because:

(i)

the Securities are not registered under applicable securities statutes; and

(ii)

the Securities will be subject to substantial restrictions on transfer as set forth below in this Subscription Agreement;

h.

The funds tendered for the purchase of the Securities do not represent funds borrowed by me from any person or lending institution except to the extent that I have a source of repaying such funds other than from the sale of such Securities. Such Securities will not have been pledged or otherwise hypothecated for any such borrowing;

i.

I have all requisite authority to enter into this Subscription Agreement and to perform all of the obligations required to be performed by me as a purchaser of the Securities;

j.

I am the sole party in interest and am not acquiring the Securities as an agent or otherwise for any other person;

k.

I have relied solely on the information contained in the Private Placement Memorandum provided to me by the Issuer, and the Issuer’s filings with the Securities and Exchange Commission, and the answers to questions with respect thereto furnished to me by the Issuer. No representations or warranties have been made to me by the Issuer as to the tax consequences of this investment, or as to any profits, losses or cash flow which may be received or sustained as a result of this investment, and my decision to invest in the Securities has been based solely upon the information contained in those filings and upon the information requested by me in writing; and

1.

I am an accredited investor as defined in the Securities Act of 1933, have knowledge and experience in financial and business matters, am capable of evaluating the merits and risks of an investment in the Securities, and am able to bear the economic risks of my purchase. I have had the opportunity to consult with my own attorney, accountant and/or purchaser representative regarding an investment in the Securities.

2.

Limitation on Transfer of Securities In Compliance With Securities Laws. I acknowledge that the Securities are being acquired for my own account for investment and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act of 1933, as amended, or any state securities laws, and that I do not presently have any reason to anticipate any change in my circumstances or other particular events which would cause me to sell my interest, and that I am the sole party and interest acquiring this investment and that no parties other than us, as record holder of the Securities, will have any beneficial interest in such Securities. I agree that I will not sell nor attempt to sell all or part of the Securities unless such Securities have first been registered under the Securities Act of 1933, as amended, and all applicable state securities statutes, or I first furnish an opinion of counsel satisfactory to the Issuer, stating that exemptions from such registration requirements are available and that the proposed sale is not, and will not, place the Issuer or any of its officers, directors or employees, in violation of any applicable federal or state securities law, or any rule or regulation promulgated thereunder.

3.

Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

In witness hereof, I have executed this Subscription Agreement on this	day of	2008.

ACCEPTED:

THE ENLIGHTENED GOURMET, INC.
Purchaser

by:	by:
Alex Bozzi, III
Chief Executive Officer

IRS Identification or
Social Security Number

Address

City, State, Zip Code

Area Code, Telephone Number

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